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                                                                    Exhibit 5.1

                                HOLLAND & KNIGHT
                           One East Broward Boulevard
                                   Suite 1300
                         Ft. Lauderdale, FL 33301-4811
                                 (954) 525-1000

June 19, 1996


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

       Re: Technical Chemicals and Products, Inc. Amendment No. 1 to Registration Statement on Form S-3 File Number 333-5035

Ladies and Gentlemen:

       We have acted as counsel to Technical Chemicals and Products, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of Amendment No. 1 to Registration Statement on Form S-3, file number 333-5035, as amended (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,001,214 shares of the Company's common stock, par value $.001 per share, 681,214 of which are issued and outstanding (the "Shares") and 320,000 of which (the "Warrant Shares") may be issued from time to time pursuant to certain outstanding warrants (the "Warrants").

       We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations of the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant to appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

       Based upon such examination and review and upon the representations made to us by officers and directors of the Company, we are of the opinion that the
(i) Shares have been duly and validly authorized and are validly issued, fully paid and non-assessable, and (ii) the Warrant Shares have been duly and validly authorized and, assuming that the Warrant Shares are issued for an amount at least equal to their par value, will, upon issuance pursuant to the terms and conditions of the Warrants, be fully paid and nonassessable.

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Securities and Exchange Commission
June 19, 1996
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       The opinions expressed herein are limited to the corporate laws of the
State of Florida and we express no opinion as to the effect on the matters covered by any other jurisdiction.

       This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters and Experts" in the prospectus which is part of the Registration Statement.

                                          Very truly yours,

                                          HOLLAND & KNIGHT

                                          /s/ Holland & Knight